SUB ITEM 77C


The shareholders of MFS Global Equity Fund, a series of MFS Series Trust VI, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

-------------------- ----------------- -------------------- -------------------
                     Number of Dollars   % of Outstanding    % of Dollars Voted
                                                  Dollars
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Affirmative             $3,330,060.78            62.792%            93.677%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Against                         $0.00              .000%              .000%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Abstain                   $224,764.71             4.238%             6.323%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
TOTAL                   $3,554,825.49            67.030%           100.000%
-------------------- ----------------- -------------------- -------------------

The shareholders of MFS Global Total Return Fund, a series of MFS Series Trust VI, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

-------------------- ----------------- -------------------- -------------------
                     Number of Dollars   % of Outstanding    % of Dollars Voted
                                                  Dollars
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Affirmative               $621,082.79            45.066%            72.087%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Against                          $.00              .000%              .000%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Abstain                   $240,486.03            17.450%            27.913%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
TOTAL                     $861,568.82            62.516%           100.000%
-------------------- ----------------- -------------------- -------------------

The shareholders of MFS Utilities Fund, a series of MFS Series Trust VI, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

-------------------- ----------------- -------------------- -------------------
                     Number of Dollars   % of Outstanding    % of Dollars Voted
                                                  Dollars
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Affirmative             $5,726,842.69            57.668%            90.918%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Against                    $33,277.14              .335%              .528%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
Abstain                   $538,788.32             5.425%             8.554%
-------------------- ----------------- -------------------- -------------------
-------------------- ----------------- -------------------- -------------------
TOTAL                   $6,298,908.15            63.428%           100.000%
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